AMENDMENT NO. 9

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment effective as of April 22, 2014, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Counselor Series Trust (Invesco Counselor Series Trust), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Contract to add Invesco Strategic Real Return Fund;

NOW, THEREFORE, the parties agree as follows;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Funds

Invesco American Franchise Fund

Invesco California Tax-Free Income Fund

Invesco Core Plus Bond Fund

Invesco Equally-Weighted S&P 500 Fund

Invesco Equity and Income Fund

Invesco Floating Rate Fund

Invesco Global Real Estate Income Fund

Invesco Growth and Income Fund

Invesco Low Volatility Equity Yield Fund

Invesco Pennsylvania Tax Free Income Fund

Invesco S&P 500 Index Fund

Invesco Small Cap Discovery Fund

Invesco Strategic Real Return Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ David C. Warren
Name: David C. Warren
Title: Executive Vice President and Chief Financial Officer

By:	/s/ Harsh Damani
Name: Harsh Damani
Title: Senior Vice President, Fund Administration and Chief Financial Officer, Funds

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Christian Puschmann /s/ Zurina Rieger
Name: Christian Puschmann Zurina Rieger
Title: Managing Director Procurator

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ John Rowland
Name: John Rowland
Title: Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Masakazu Hasegawa
Name: Masakazu Hasegawa
Title: Managing Director

INVESCO AUSTRALIA LIMITED

Sub-Adviser

By:	/s/ Nick Burrell /s/ Mark Yesberg
Name: Nick Burrell Mark Yesberg
Title: Company Secretary Director

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Desmond Ng /s/ Fanny Lee
Name: Desmond Ng Fanny Lee
Title: Director Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Jeffrey H. Kupor
Name: Jeffrey H. Kupor
Title: Secretary & General Counsel